EXHIBIT 10.1
*CONFIDENTIAL TREATMENT OF THIS EXHIBIT IS REQUESTED*

Station License Agreement to Receive and
Use Arbitron Radio Listening Estimates

Date of Proposal: August 2, 2001

THIS AGREEMENT is between The Arbitron Company, a division of Ceridian Corporation, (“Arbitron”) and the undersigned radio broadcaster (“Station”), a Texas Corporation. Arbitron hereby grants to Station, for the radio stations listed below, a limited license to receive and use Arbitron data and listening estimates (“Arbitron Data” or “Data”) for the survey(s) and for the geographic area (“Market”) described in Section 1. This license is personal, nontransferable and nonexclusive. Such Arbitron Data may be furnished to Station in printed or other form (“Reports”), at Arbitron’s option, but title thereto will remain with Arbitron at all times.

1.     Services Provided; Term:

This Agreement shall become effective when countersigned by Arbitron’s Contract Manager and shall be for a period of 4.25 years beginning and ending on the dates described below (the “Term”). This Agreement will continue without regard to Station’s ownership of the radio station(s) licensed hereunder absent a valid Assignment pursuant to Section 11 of this Agreement.

Broadcast (“Station): Clear Channel Communications, Inc.

For use only by radio station(s): See Schedule “A”

Arbitron Radio Geographic Area (“Market”): See Schedule “A”

Term Begins 1/1/01; ends 3/31/05.

Number of surveys currently provided during first Term year: See Schedule “A”.

Number of copies currently provided per survey: See Schedule “A”.

Reports currently

shall be titled. [   ]Spring [   ]Fall [   ] Winter [   ]Summer See Schedule “A”

First Report: See Schedule “A”

All representations in this Section regarding number of surveys, number of printed copies and Report titles are subject to qualifications set forth in Section 6(a) herein.

2.     Annual Rate:

A License Charge in the form of a Net Annual Rate for each year of the Term, which may be subject to adjustments and discounts pursuant to Sections 3, 4, 6, 11 and 16 of this Agreement, shall be paid by Station; with [See Attachment “A”/Schedule “A”] payments due on monthly (the “Periodic Charge” or “Charge”).

The Gross Annual Rate for the first Term year is $      . See Attachment “A”/Schedule “A”.

Subject to Sections 3, 4, 6 and 11 hereof, neither the Gross nor the Net Annual Rate will change during a Term year.

For each succeeding Term year, the Gross Annual Rate shall be the Gross Annual Rate for the previous Term year increased by a factor of * percent. Any applicable discounts or other adjustments will be applied thereafter to the Annual Rate so derived.

3.     Discounts:

(a)  Continuous Service Discount: A discount of ten percent (10%) in calculating the Periodic Charge shall be allowed for each month in excess of 12 consecutive months that Station is continuously licensed to use the Arbitron Data for this Market, provided that such discount shall no longer apply if Station fails to sign and return this Agreement to Arbitron within 45 days after the termination of a prior Arbitron Radio License Agreement.

(b)  Group Discount: If Station owns two or more radio stations located in different markets and such radio stations are under common ownership as defined by Arbitron, Station may be entitled to a Group Discount based on the number of subscribing radio stations owned at the time this Agreement is executed, which discount may vary and be adjusted during the Term of this Agreement in accordance with Arbitron’s Group Discount Schedule should the number of subscribing commonly owned radio stations change.

(c)  Long-Term Discount: A discount of

20 % in months 1-12,	20 % in months 13-24,
20 % in months 25-36,	20 % in months 37-48,
n/a % in months 49-60,	n/a % in months 61-72,
n/a % in months 73-84

shall be allowed in calculating the Net Annual Rate charged during the applicable months.

4.     Periodic Charge:

The Periodic Charge, due and payable by Station on the first day of each billing period, shall be: (a) the Gross Annual Rate plus any adjustments; (b) less any applicable Continuous Service Discount; (c) less, from the amount thereby derived, any applicable Group Discount; (d) less, from the amount thereby derived, any applicable Long-Term Discount; (e) with such amount prorated equally between the number of payments for the Term year.

In addition to and together with the above payments, Station shall pay to Arbitron any sales, excise, gross-receipts, service, use or other taxes, however designated, now or hereafter imposed upon or required to be collected by Arbitron by any authority having jurisdiction over the Market being surveyed or over any location to which Station directs Arbitron to deliver Data, or by any other taxing jurisdiction, and such obligation shall survive the termination of this Agreement.

5.     Late Payment Charge and Right to Suspend Report Delivery or Terminate Agreement:

A late payment charge of one and one-half percent (1.5%) per month will be charged on all Periodic Charges, as adjusted, which are not paid within 60 days after due hereunder, but in no event will the applicable per-month late payment charge exceed one-twelfth of the maximum annual percentage allowed to be charged by applicable state usury law. Any failure to impose a late payment charge shall not prejudice Arbitron’s right to do so should the default continue or should a subsequent payment not be made when due. In addition, Arbitron may, without terminating, breaching or committing a default under this Agreement: (a) accelerate or modify in any way the payment schedule of Periodic Charges for the duration of this Agreement to a number of installments to be determined by Arbitron in its discretion; and/or (b) suspend delivery to Station of any Data or Report(s), in any form, due under this Agreement until such time as Station is current in its payments of all sums due hereunder; and/or (c) send Station written notice that Station’s license hereunder is suspended, in which case Station further expressly agrees that it thereafter shall not use Arbitron Data and/or Reports previously received by Station until such time as Station becomes current in its payments of all sums due under this Agreement. Arbitron’s suspension hereunder of delivery of Data and/or Reports to Station, of this License, shall not relieve Station of any of its obligations hereunder. Station further agrees to reimburse Arbitron for all collection costs and expenses (including reasonable attorneys’ fees) incurred hereunder. This Agreement may be terminated immediately by Arbitron should Station default in payment of any sum due or should Station default in any other condition or obligation of this Agreement.

6.     Changes in Radio Market Service:

Modification of Rates, Surveys, Report Content or Report Format:

© 1997 The Arbitron Company
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(a)  While Arbitron will use professional research efforts to conduct its surveys and produce its Data in accordance with its Description of Methodology, and the Minimum Standards for Broadcast Rating Research of the Electronic Media Rating Council, Arbitron reserves the right to change at any time the geographical territory comprising the Market, its policies and procedures, survey dates, survey length, survey frequency, sampling procedures, methodology, method of Data delivery, number of printed copies of Reports, Report content, Report titles, Report format, and to cancel surveys and the preparation of Arbitron Data, or any other aspect of the Data services supplied.

Arbitron need not produce any Data or Reports whenever, in its judgment, insufficient data are available to meet its minimum research standards or any event has jeopardized the reliability of the data. In the event that Data and/or Reports are not produced, Station shall receive a credit reflecting the pro rata value of the Net Annual Rate for said Data and/or Report(s). Without limiting the foregoing, Station expressly understands and agrees that Arbitron may, at any time during the Term of this Agreement, reduce the number of surveys conducted and/or Reports published for this Market and consequently reduce the number of Reports provided to Station and that, in the event such reduction occurs, Station is not relieved of any of its obligations under this Agreement.

(b)  In the event that any cause(s) prevents Arbitron from conducting any survey in accordance with its Description of Methodology, schedules or other publications, Arbitron reserves the right to produce abbreviated Report(s). Station hereby consents to publication of such abbreviated Report(s) under such circumstances. In the event that such an abbreviated Report covers a substantially decreased geographic area, or deletes twenty-five percent (25%) or more of the survey days from the aggregate number of days scheduled, Station shall be entitled to either a proportionate refund for the abbreviated Report, or a full refund for the abbreviated Report, or a full refund for the abbreviated Report, upon return of the abbreviated Report within 10 days, at Station’s option. Further, Arbitron reserves the right in its sole discretion to augment available data by means of expanded or extended samples and Station agrees it shall not be entitled to any refund in such event.

(c)  Arbitron may increase the Gross Annual Rate hereunder at any time. If Arbitron increases the Rate for a reason other than as permitted elsewhere in this Agreement, it shall give prior written notice to Station. Station may, within a 30-day period following such notice, cancel the unexpired Term of the Agreement, by written notice pursuant to Section 15(a), without cancellation charge or other cost, effective on the date the new Gross Annual Rate would have become effective. In the absence of such timely cancellation, this Agreement shall continue and the new Gross Annual Rate shall become payable in the month stated in Arbitron’s notice and thereafter.

7.     Permitted Uses and Confidentiality:

Subject to the limitations stated herein, Station agrees to limit its uses of the Arbitron Data and Report(s) to such uses as are necessary in the ordinary course of Station’s broadcasting business for programming and media selling. Station understands and agrees that this use is limited exclusively to the radio station(s) specified in Section 1 of this Agreement and only for the Term of this Agreement. In this connection, Station agrees that the Arbitron Data and Report(s) will only be disclosed:

(a)  directly or through its Station representatives to advertisers, prospective advertisers and their agencies for the purpose of obtaining and retaining advertising accounts; and

(b)  through advertising or other promotional literature.

All such disclosures shall identify Arbitron as the source of the disclosed Arbitron Data and Report(s) and should identify the Market, survey period and type of audience estimate, daypart and survey area and shall state that the Arbitron Data and Report(s) quoted therein are copyrighted by Arbitron and are subject to all limitations and qualifications disclosed in the Data and Report(s) (“Sourcing”).* At all times during the Term of this Agreement and thereafter, Station agrees to keep the Arbitron Data and Report(s) supplied by Arbitron confidential and not to disclose the same except as permitted by this Agreement. Station agrees to use its best efforts to prevent the unauthorized disclosure of Arbitron Data and Report(s) by Station’s employees and/or its radio station(s)’s employees and agents, by its radio station(s)’s representatives, by its advertisers and their advertising agencies, by data processing firms, and by all other persons who obtain the Arbitron Data from Station or its radio station(s)’s employees or agents. For Station or its radio station(s) to divulge any Arbitron Data and/or Report(s) to a nonsubscribing station or to lend and/or give an original copy or any reproduction of any part of any Data and/or Report(s) or any Arbitron estimates or data to any nonsubscriber, not authorized by this Agreement constitutes a breach of this Agreement and an infringement of Arbitron’s copyright.

In the event that a Report listed in Section 1 of this Agreement is delivered after the expiration of the Term of this License Agreement, Licensee’s license to use that Report shall continue under the terms and conditions of this License until the release of the next Survey Report in this Market.

Subject to the following conditions, Station may authorize a third party to process the Arbitron data and estimates licensed hereunder on Station’s behalf. Station understands and agrees that it may do so only on condition: 1) that said third party is a then current Arbitron licensee in good standing who is authorized to process Arbitron data and estimates; and 2) that all restrictions concerning the use of the data and estimates provided under this Agreement shall apply with full force and effect to any data, estimates, reports or other output, in any form, containing or derived from the Arbitron data and estimates, produced by said third party for Station.

8.     Confidentiality of Arbitron Respondents:

Station agrees that it will not try either before, during or after a survey, or in connection with any litigation, to determine or discover the identity or location of any Arbitron survey participant. Station will under no circumstances directly or indirectly attempt to contact any such persons. Station agrees to promptly report to Arbitron any evidence or indication that has come to Station’s attention regarding the identity or location of any such persons. Station agrees to abide by Minimum Standard A9 (or any successor provision concerning confidentiality of survey respondents) of the Electronic Media Rating Council and shall abide by any determination of the Electronic Media Rating Council concerning respondent confidentiality. Station further agrees that Arbitron may enjoin any breach of the above-stated obligations and shall have the right to damages or other remedies (including costs, expenses and reasonable attorneys’ fees) available to it at law or hereunder.

9.     Methodology:

ARBITRON MAKES NO WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF

*	Station(s) should refer to current regulations and guidelines of the federal government for further requirements concerning the manner of quoting audience estimates.

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MERCHANTABILITY OR FITNESS, CONCERNING:

(A)  DATA GATHERED OR OBTAINED BY ARBITRON FROM ANY SOURCE;

(B)  THE PRESENT OR FUTURE METHODOLOGY EMPLOYED BY ARBITRON IN PRODUCING ARBITRON DATA AND REPORT(S); OR

(C)  THE ARBITRON DATA AND REPORT(S) LICENSED HEREUNDER.

ALL ARBITRON DATA AND REPORT(S) REPRESENT ONLY THE OPINION OF ARBITRON. RELIANCE THEREON AND USE THEREOF BY STATION IS AT STATION’S OWN RISK.

10.     Liabilities and Limitations of Remedies:

THE SOLE AND EXCLUSIVE REMEDY, AT LAW OR IN EQUITY, FOR ARBITRON’S BREACH OF ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS, AND THE SOLE AND EXCLUSIVE REMEDY FOR ARBITRON’S LIABILITY OF ANY KIND, INCLUDING WITHOUT LIMITATION LIABILITY FOR NEGLIGENCE OR DELAY WITH RESPECT TO THE ARBITRON DATA AND REPORTS AND ALL PERFORMANCE PURSUANT TO THIS AGREEMENT, SHALL BE LIMITED TO A CREDIT (FOR EACH REPORT MATERIALLY AFFECTED BY ANY SUCH BREACH) TO STATION OF AN AMOUNT EQUAL TO THE NET ANNUAL CHARGES PAYABLE HEREUNDER BY STATION DIVIDED BY THE NUMBER OF REPORTS PRODUCED ANNUALLY BY ARBITRON FOR THE MARKET. IN NO EVENT SHALL ARBITRON BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, NOR SHALL IT BE SUBJECT TO INJUNCTIVE RELIEF WITH RESPECT TO THE PUBLICATION OF ANY DATA OR REPORT. STATION UNDERSTANDS THAT THE DATA AND REPORTS EITHER WOULD NOT BE PREPARED OR WOULD BE AVAILABLE ONLY AT A SUBSTANTIALLY INCREASED LICENSE FEE WERE IT NOT FOR THE LIMITATIONS OF LIABILITIES AND REMEDIES AS SET FORTH IN THIS SECTION.

Station agrees that it will notify Arbitron in writing of any alleged defect in any Data or Report within thirty (30) days after Station learns of said alleged defect. In the event that Station does not timely notify Arbitron, then Station waives all rights with regard to said alleged defect. Station further agrees that any action to be brought by it concerning any Data or Report shall be brought not more than one (1) year after such Data or Report was originally published by Arbitron.

In the event that either party commences litigation against the other party and fails to ultimately prevail on the merits of such litigation, the commencing party shall reimburse and indemnify the other party from any and all costs and expenses incurred with respect to such litigation, including reasonable attorneys’ fees; provided, however, that this sentence shall not apply where Arbitron commences litigation pursuant to Sections 5 or 8 of this Agreement. This provision shall survive the termination of this Agreement.

11.     Assignments and Changes in Station Status:

Station may not assign either its rights or obligations under this Agreement without the prior written consent of Arbitron, which consent will not be unreasonably withheld.

Subject to Arbitron’s consent, which consent will not be unreasonably withheld, a successor-in-interest by merger, operation of law, assignment, purchase or otherwise of the entire business of Station shall acquire all rights and be subject to all obligations of such party hereunder. In the event that Arbitron consents to the assignment of this Agreement, Arbitron reserves the right to redetermine the rate to be charged to the assignee. Arbitron shall be entitled to assign any of its rights or obligations under this Agreement, including the right to receive License Charges payable hereunder.

Station acknowledges and agrees that the Charges due and the adjustments and discounts applied hereunder are based on Station’s group ownership status and/or any joint operating agreement with one or more other radio stations and/or Station’s ownership of radio stations in this Market or other Markets. In the event Station conveys any one of its radio stations, Station remains fully obligated for the Charges specified for any radio station covered by the terms of this Agreement. Station may only be released from such obligations upon valid assignment of this Agreement and subject to the terms thereof.

Station agrees that if at any time it changes or has changed its ownership, operating or sales policy, frequency, broadcasting arrangements, group or business relationships of the station(s) licensed under this Agreement, or if it enters or has entered into any management or other business relationship with another radio station in this Market or an adjacent Market, or if it enters or has entered into any joint operating agreement with one or more other radio stations, or if it is or was purchased or controlled by an entity owning or otherwise controlling other radio stations in this Market or an adjacent Market, or if it purchases, or an entity which is in any manner controlled by it purchases, at any time, another radio station in this Market or an adjacent Market, Station and its radio station(s) will report the change and the effective date thereof to Arbitron within thirty (30) days of such change. In the event of such occurrence, Station further agrees that Arbitron may redetermine its Gross Annual Rate for the Data, Reports and Services licensed hereunder, as well as any Supplementary Services, effective the first month following the date of the occurrence. Notwithstanding Station’s failure to notify Arbitron, pursuant to the provisions of this paragraph, Arbitron may redetermine Station’s Gross Annual Rate for all Data, Reports and Services, as well as any Supplementary Services, based on the foregoing, effective the first month following the date of the occurrence.

Station further agrees that if the parent company or other controlling entity of Station, or any entity in any manner related to Station, purchases or otherwise acquires a controlling interest in a radio station in Station’s Market that is not licensed by Arbitron for the same Data and Reports as that licensed hereunder, as well as any Supplementary Services, then Arbitron may redetermine Station’s Gross Annual Rate based on such occurrence as described in this Section 11.

12.     Special Services and Reports:

If, during the Term of this Agreement, Station orders any Special Services or Report(s) not licensed through any other Arbitron Agreement (“Specials”), Station hereby agrees that this Agreement shall be applicable with respect to all such Services with the same force and effect as if printed out at length in a separate agreement executed by Station; provided, however, that any credit required when applying Section 10 to any such services shall be limited to the license fee actually paid for such services.

13.     Ratings Distortion Activity:

(a)  Station agrees that it shall not engage in any activities which are determined by Arbitron to be ratings distortion. Such prohibited activities may include, but are not limited to, activities which could:

     (i)  cause any survey participant to record erroneous listening information in his or her Arbitron diary; or

     (ii)  cause any survey participant to utilize an Arbitron diary for a contest or promotion conducted by Station or its radio station(s).

(b)  Station further agrees that Arbitron may delete all estimates of listening to Station and/or its radio station(s) from any Report, computer tape or other Arbitron service or method of delivery where, in its judgment it has deemed that Station or its radio station(s) has engaged in such activities. Arbitron shall:

     (i)  first give Station and its radio station(s) notice setting forth what activities it deems Station and its radio station(s) has engaged in which allegedly could cause or have caused ratings distortion;

     (ii)  present evidence to substantiate the allegations set forth in (i) above; and

     (iii)  give Station and its radio station(s) reasonable opportunity (in light of Arbitron’s publication schedule for any Report) to present its position both in writing and orally. and

In the event that Station or its radio station(s) is notified by Arbitron

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that allegations of ratings distortion have been made against Station or its radio station(s), then Station or its radio station(s) shall submit a written response to Arbitron’s inquiry concerning the allegations within seven (7) days from the receipt of Arbitron’s notice, which time may be shortened by Arbitron for reasons relating to the Report publication schedule. Arbitron shall then advise Station or its radio station(s) of its decision or reason for delay within seven (7) days following its receipt of Station or its radio station(s) written response or oral presentation, whichever is later. All such writings shall be addressed and sent to the respective party by facsimile, overnight courier service, or certified mail with return receipt requested. In the event that estimates of listening to Station and/or its radio station(s) are deleted from a Report(s) (and/or other Arbitron services) following the procedure set forth above, Station and its radio station(s) agree that the only remedy for such deletion shall be a credit of the fee paid by Station for such Report(s) or other affected services and that in no event shall Arbitron be liable for incidental or consequential damages or be subject to injunctive relief with respect to any such deletion of estimates of listening to station and/or its radio station(s). In the event that estimates of listening to Station and/or its radio stations are deleted from a Report pursuant to this Section, Arbitron agrees that it will give Station and its radio station(s) an opportunity to submit to Arbitron a written statement (not exceeding 200 words) of Station and/or its radio station(s) views concerning its alleged activities, with such written statement to be published in the Report subject to such reasonable editing deemed necessary by Arbitron. In addition, Station and its radio station(s) agree to abide by the Arbitron policies and procedures governing various Special Station Activities, including, but not limited to, ratings bias.

14.     Information to be Provided by Station and Its Radio Station(s):

Station and its radio station(s) agree to provide to Arbitron, within ten (10) days of receipt of Arbitron’s request, such information which Arbitron deems necessary for the publication of a Report, including, but not limited to, accurate descriptions of the following information for Station and its radio station(s): (a) facilities; (b) broadcast station names; (c) broadcast hours; (d) simulcast hours; (e) radio frequency; (f) operating power; (g) format; (h) height of antenna above average terrain, and (i) programming schedule and information. Station and its radio station(s) further understand and agree to notify Arbitron of any changes to the above-referenced information. Station and its radio station(s) hereby hold Arbitron harmless and agree to indemnify Arbitron from and against any and all loss, cost or expense (including reasonable attorneys’ fees) arising out of any omission or error in information provided to Arbitron by Station and its radio station(s) pursuant to this Section.

15.     General:

(a)  All notices to either party shall be in writing and shall be directed to the addresses stated hereafter (unless notice of an address change has previously been given).

(b)This Agreement shall be deemed to be an agreement made under, and to be construed and governed by, the laws of the State of New York, exclusive of its choice of law rules. The parties expressly agree that any and all disputes arising out of or concerning this Agreement or the Arbitron Data or Reports licensed hereunder shall be litigated and adjudicated exclusively in State and/or Federal Courts located in either the State of New York or the State of Maryland, at Arbitron’s option, and each party consents to and submits to both such jurisdictions.

(c)  This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, notwithstanding any previous discussions and understandings; and shall not be deemed to have been modified in whole or in part except by written instruments signed hereafter by officers of all of the parties or other persons to whom the parties have delegated such authority.

(d)  Any litigated question regarding the legality, enforceability or validity of any section or part hereof shall not affect any other section, and if any section or part hereof is ultimately determined illegal, invalid, unconstitutional or unenforceable, that section or part hereof shall be severed from this Agreement and the balance of the Agreement shall thereafter remain in full force and effect for the remainder of the Term.

(e)  See Addendum

16.     Calculation of License Charges:

First Term Year Gross Annual Rate (Combined) $ See Schedule “A”

Combination Rate
Station ____________________	$ ____________________			[ ]YES	[ ]NO
Station ____________________	$ ____________________			[ ]YES	[ ]NO
Station ____________________	$ ____________________			[ ]YES	[ ]NO
Station ____________________	$ ____________________			[ ]YES	[ ]NO
Station ____________________	$ ____________________			[ ]YES	[ ]NO
Station ____________________	$ ____________________			[ ]YES	[ ]NO
Station ____________________	$ ____________________			[ ]YES	[ ]NO
Station ____________________	$ ____________________			[ ]YES	[ ]NO
Station ____________________	$ ____________________			[ ]YES	[ ]NO
Station ____________________	$ ____________________			[ ]YES	[ ]NO
LESS DISCOUNTS:
[ ] Continuous Service (10%):		$	See Schedule “A”
[ ] Group (at beginning of Term)
[ ]10% [ ]7.5% [ ] 5% [ ]2.5%		$	See Schedule “A”
[ ] Long-Term Discount:
__% in months 1-12
(see Section 3(c) above)		$	See Schedule “A”
FIRST TERM YEAR NET ANNUAL RATE:		$	See Schedule “A”

Station further understands and agrees that the Net Annual Rate payable during any Term year subsequent to the first Term year will vary in accordance with an applicable Group Discount, any other applicable discount, or any adjustment as specified in Sections 2, 3, 4, 6 and 11 of this Agreement

AGREED TO:

CLEAR CHANNEL COMMUNICATIONS, INC.

BROADCASTER (“STATION”)

     See Schedule ‘A’

FOR USE ONLY BY STATION(S)

ADDRESS

CIT	STATE	ZIP

/s/ David Crowl

BY (AUTHORIZED SIGNATURE)
Senior Vice President

NAME (TYPE OR PRINT NAME OF PERSON SIGNING ABOVE)

8/03/01

TITLE	DATE

ACCEPTED BY:

/s/ Dolores L. Cody, EVP/Chief Legal Officer

CONTRACT MANAGER

8/06/01

DATE

Arbitron Inc.
9705 Patuxent Woods Drive
Columbia, Maryland 21046-1572

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CLEAR CHANNEL COMMUNICATIONS

LOCAL MARKET REPORT SUMMARY

Attachment “A” to the Station License Agreement to Receive and Use Arbitron
Radio Listening Estimates Dated August 2, 2001

	Total	Total	Total
	LMR GROSS	LMR NET	Metro
	RATE	RATE**	Redefinition

Grand Total Local Market Report:	$191,039,562	$124,081,984	$423,744

**Includes Sample Surcharge where applicable

AGREED TO:	ACCEPTED BY:

Clear Channel Communications, Inc.	Arbitron Inc.

/s/ David Crowl By Authorized Signature	/s/ Barry Barth Contract Manager

Name (Type or Print Name of Person Signing Above)	8/31/01 Date

8/23/01
Title Date

ADDENDUM

     THIS AGREEMENT is an Addendum to the “Station License Agreement to Receive and Use Arbitron Radio Listening Estimates” dated August 2, 2001 between Clear Channel Communications, Inc. (hereinafter referred to as “Clear Channel”) and Arbitron Inc., (hereinafter referred to as “Arbitron”), for a Term commencing January 1, 2001 and ending March 31, 2005 (hereinafter referred to as the “Basic License Agreement”) and an Addendum to “License Agreement to Receive and Use Scarborough Reports”, “The Arbitron Company Supplementary Services (“Specials”) License Agreement”, and “Radio Station License Agreement to Receive and Use Arbitron RetailDirect Service”, where applicable.

        The parties agree as follows:

1.	Arbitron License Agreements for the Local Market Report, Maximiser, Arbitrends and PD Advantage, which expired on either December 31, 2000, or March 31, 2001 are renewed for four years, retroactive to their expiration date. These agreements will be renewed for the first twelve (12) months *. After the first term year, a * escalator will be applied annually to the previous term year rate, which includes the sample surcharge as applicable.

Arbitron License Agreements for Scarborough and RetailDirect, which had Release 2 of 2000 as the last report provided, are renewed for four years, retroactive to their expiration date. These contracts will now have Release 2 of 2004 as the last report provided under the renewal agreements. These agreements will be renewed for the first twelve (12) months * . After the first term year, a * escalator will be applied annually to the previous term year rate. The only exception is the Arbitron License Agreement for Scarborough in Columbus OH, which will not be renewed.

Arbitron License Agreements for Mapmaker, which expired with the Fall 2000 licensed usage period, will be renewed through March 31, 2005 in four-report markets, and through June 30, 2005 in two-report markets, to cover the licensed usage period of all licensed reports up to and including the Fall 2004 Report. These agreements will be renewed for the first twelve (12) months * . After the first term year, a * escalator will be applied annually to the previous term year rate.

2.	Existing Arbitron License Agreements for the Local Market Report, Maximiser, Arbitrends and PD Advantage for Clear Channel Radio Stations[1] expiring after March 31, 2001, but prior to December 31, 2004, will be renewed at their expiration dates to correspond with the Basic License Agreement end-date at a * increase over * and a * annual rate of escalation. In such instances, the * escalator at the time of expiration and annually shall be calculated on the net rate plus any applicable sample surcharge.

Existing Arbitron License Agreements for Scarborough or RetailDirect for Clear Channel Radio Stations, which do not include all reports up to and including Release 2 2004, will be extended to include all reports up to and including Release 2 2004. These license agreements will be renewed at a * increase over * with a * annual rate of escalation.

Existing Arbitron License Agreements to use Mapmaker for Clear Channel Radio Stations, which expire prior to March 31, 2005 in four-report markets, or prior to June 30, 2005 in two-report markets, will be renewed upon expiration through March 31, 2005 in four-report markets, and through June 30, 2005 in two-report markets. These licenses will be renewed at * increase over * with a * annual rate of escalation.

[1] Reference to Clear Channel Radio Stations is meant to include any radio station owned or otherwise required to be licensed by Clear Channel under Section 11 of the Basic License Agreement.

3.	All Clear Channel Radio Stations which qualify to be reported in a Local Market Report and as per Section 11 of the Basic License Agreement are required to obtain a license to the Local Market Report shall also obtain a license to Maximiser and Arbitrends (where available). The license fee for Maximiser and Arbitrends will be determined using a formula in Section 6, below. If another Clear Channel Arbitron licensed radio station in the market subscribes to MapMaker, Tapscan, PDAdvantage, Scarborough and/or Retail Direct, such added station(s) will also be required to subscribe to the same service.

If a radio station which is purchased by Clear Channel during the Term of the Basic License Agreement, or otherwise would be required to be licensed under Section 11 of the Basic License Agreement, and such station is licensed to Tapscan and/or Mapmaker and/or PD Advantage and/or Scarborough and/or RetailDirect and/or Maximiser Qualitative Interface, and the existing Clear Channel Radio Stations in the same market are not licensed to one or more of these services, the existing Clear Channel Radio Stations will not be required to license such service(s). Those radio stations in the market that are not licensed to these services will not be permitted to use the services in any manner.

4.	In the event that Clear Channel acquires, or otherwise enters into a relationship with a radio station which is required to be licensed under Section 11 of the Basic License Agreement, and that radio station has a valid Arbitron License Agreement for the Local Market Report and any other service which expires after December 31, 2004, said license agreement will remain in full force and effect until its termination date, *. If such license agreement for the Local Market Report and any other Arbitron services expires prior to December 31, 2004, at the time of such expiration, a * escalator will be applied to *. The term of the license agreement will then be extended to become coterminous with the Basic License Agreement, at a * annual rate of escalation. The * escalator at the time of expiration and annually shall be calculated on the net rate plus any applicable sample surcharge.

Upon written notice to Arbitron, received a minimum of thirty (30) days prior to the expiration date of the Basic License Agreement in a market (i.e. on or before November 30, 2004 in four-report markets, on or before November 30, 2004 in two-report markets where the license agreement for the Local Market Report ends December 31, 2004, or on or before February 28, 2005 in two-report markets where the license agreement for the Local Market Report ends March 31, 2005) and in the case of Scarborough or RetailDirect by November 30, 2004, * . This above right * does not survive expiration or termination of the Basic License Agreement and under no circumstances may be assigned by Clear Channel.*

In lieu of * Clear Channel may extend all of the expired Local Market Report agreements and other Supplementary Services Agreements in any such partial market, to the latest termination date of the Arbitron Local Market Report license agreements in effect in such market or markets under the terms of that agreement.

5.	All Clear Channel Radio Stations whose licenses to use the Local Market Report are renewed under the terms of the Basic License Agreement, and which had previously been licensed to use the Fall 2000 Local Market Report, but did not have a license to use Maximiser or Arbitrends (where available) for the Fall 2000 survey period, will be licensed to use these services at * for the Term of the Basic License Agreement.

All Clear Channel Radio Stations which are purchased or required to be licensed under Section 11 of the Basic License Agreement during the term of the Basic License Agreement shall be required to obtain a license to use Maximiser or Arbitrends (where Arbitrends is available). The rate will be determined using a formula which is described below.

6.	In the event that Clear Channel acquires, or otherwise enters into a relationship with a radio station which is required to be licensed under Section 11 of the Basic License Agreement,

that is not an Arbitron subscriber, Arbitron will utilize the following methods for calculating the rate for the Local Market Report, Maximiser and Arbitrends (where Arbitrends is available):

A. For stations purchased by Clear Channel, or for which Clear Channel otherwise enters into a relationship in which the station is required to be licensed under Section 11 of the Basic License Agreement, after the execution date of the Basic License Agreement, which at the time of such purchase by Clear Channel, or other relationship which requires a license under Section 11 of the Basic License Agreement, are not Arbitron subscribers and are located in markets where Clear Channel already owns or otherwise has a relationship in which the radio station is required to be licensed under Section 11 of the Basic License Agreement—

The Arbitron Local Market Report, Maximiser and Arbitrends (where Arbitrends is available) rate for radio stations that Clear Channel purchases, or for which Clear Channel otherwise enters into a relationship in which the station is required to be licensed under Section 11 of the Basic License Agreement, after the execution of the Basic License Agreement, will be priced on * .

After calculating this rate, Arbitron will * . This rate will be the first term year rate for the Local Market Report, Maximiser and Arbitrends (where Arbitrends is available) for the newly-licensed station(s) and this rate will then increase at a * annual rate of escalation.

B. For radio stations purchased by Clear Channel, or for which Clear Channel otherwise enters into a relationship in which the radio station is required to be licensed under Section 11 of the Basic License Agreement, after the execution of the Basic License Agreement, which at the time of such purchase by Clear Channel, or other relationship which requires a license under Section 11 of the Basic License Agreement, that are not Arbitron subscribers and are located in Arbitron markets where Clear Channel does not own a station or has not otherwise entered into a relationship with a station which would be required to be licensed under Section 11 of the Basic License Agreement—

The Arbitron Local Market Report, Maximiser and Arbitrends (where Arbitrends is available) rate for stations that Clear Channel purchases, or for which otherwise enters into a relationship in which that radio station is required to be licensed under Section 11 of the Basic License Agreement, after the execution date of the Basic License Agreement will be priced based on * .

*

That rate will become the first term year rate for the Local Market Report, Maximiser and Arbitrends (where Arbitrends is available) for the newly-licensed station(s), and this rate will then increase at a * annual rate of escalation.

This formula will not apply to stations acquired, or otherwise required to be licensed under Section 11 of the Basic License Agreement, in newly created Arbitron markets.

C. The above formulae in subparagraphs A and B of this Section will apply consistently in all cases involving stations that Clear Channel purchases, or that otherwise enters into a relationship which requires the station to be licensed under Section 11 of the Basic License Agreement, after the execution of the Basic License Agreement, that are being added to an existing Arbitron Local Market Report License Agreement, which have not been Arbitron subscribers for twelve (12) months prior to the acquisition date or effective date of any agreement in which the stations were licensed under Section 11 of the Basic License Agreement. Stations that have been Arbitron subscribers within the past twelve (12) months will be licensed at * in effect at the time of expiration of the Basic License Agreement plus * , with a * annual escalator applied in each successive term year.

7.	If, during the Term of the Basic License Agreement, Clear Channel opts to obtain a license to use Tapscan and/or Mapmaker and/or PD Advantage for all radio stations in the Clear Channel group, Arbitron will offer Clear Channel * for those stations which had not previously subscribed to the service, if the entire group subscribes to that service. This offer does not apply to Scarborough, RetailDirect, Advances, Custom Coverage, Mechanicals, or the Maximiser/Scarborough interface.

If individual Clear Channel Radio Stations opt to obtain a license to use Tapscan and/or Mapmaker and/or PD Advantage, Arbitron will offer those Clear Channel stations *, for the services that the station has not subscribed to previously within the last twelve (12) months. This offer does not apply to Scarborough, RetailDirect, Advances, Custom Coverage, Mechanicals, or the Maximiser/Scarborough interface.

If, by September 1, 2001, Clear Channel opts to obtain a license to use PD Advantage in the following combination of markets, pricing will be as follows:

           A.     *

           B.     *

           C.     *

8.	There will be a special adjustment to Clear Channel’s Local Market Report rate in * . In that market, the expired net rate for the Arbitron Local Market Report is $* . Future net rates will be as follows:

           2001—$*
           2002—$*
           2003—$*
           2004—$*

          All rates for other Arbitron services in * will increase at the annual Clear Channel escalator of *.

9.	Under the Basic License Agreement, County Coverage printed reports will be provided to all Clear Channel radio stations that are licensed to non-metro counties and that do not qualify for reporting in a Local Market Report. This applies to all Clear Channel Radio Stations meeting the aforementioned criteria at the date of execution of the Basic License Agreement, plus the next twenty-five (25) stations meeting the aforementioned criteria that are purchased by Clear Channel, during the Term of the Basic License Agreement. *

10.	Subscribing Clear Channel Radio Stations are granted * defined as a license to use data from *, accessed through Maximiser and Nationwide. This includes data from Arbitron markets *.

11.	Clear Channel will execute the Arbitron Processor License Agreement to license the use of Arbitron summary level and Nationwide datasets. Such agreement will restrict Clear Channel’s use of such datasets, software or any application developed by Clear Channel or on behalf of Clear Channel exclusively to Clear Channel Radio Stations, Katz Media Group, Premiere Radio Network and Critical Mass Media and only if the aforementioned entities/businesses are licensed by Arbitron to use the estimates and data under a separate license agreement with Arbitron for the summary level data tapes and the Nationwide data tapes and only for as long as Clear Channel has full ownership and control of such entities/businesses.

12.	Arbitron will provide Clear Channel with * Regional Maximiser databases for the Spring 2001 survey, and * Regional Maximiser databases for the Fall 2001 survey. Clear Channel must provide Arbitron with the geographies to be produced. Selected geographies must not exceed the number of counties that are within the limits of Arbitron’s existing production system.

Effective Spring 2002 (Fall 2001, if available), these regional databases will be replaced with the National Respondent Level database, accessible through Maximiser. The National Respondent Level database will be produced in Spring and Fall. Under the Basic License Agreement, the license to the National Respondent Level database will include the National Respondent Level database for Spring and Fall 2002, Spring and Fall 2003, and Spring and Fall 2004. Prior to each release of the National Respondent Level database by Arbitron, all Clear Channel Radio Stations that are licensed to use the Local Market Report are required to obtain a license to use Maximiser in order for Clear Channel to receive the right to use the National Respondent Level database.

13.	Clear Channel Radio Stations are licensed to the Nationwide Database as a part of the Basic License Agreement. The following surveys will be included: Spring and Fall 2001, Spring and Fall 2002, Spring and Fall 2003, Spring and Fall 2004.

14.	The license to use the Maximiser Regional Databases, National Respondent Level Database (accessible through Maximiser), Summary Level Dataset, and Nationwide Dataset are limited to the use of Clear Channel Radio Stations. Any other entity of Clear Channel (including networks, rep firms, traffic/commuter services, consultants) must have its own Arbitron license agreement to access this data.

15.	The following stations have been acquired by Clear Channel, or are otherwise required to be licensed under Section 11 of the Basic License Agreement, and are not yet licensed for the Local Market Report, Maximiser, and Arbitrends (where available). Each of these stations will be licensed for the Local Market Report, Maximiser and Arbitrends (where available) and any other applicable services for the Spring 2001 survey, at rates determined per the formulas set forth in Section 6 of this Agreement.

            Albuquerque/KBQI-FM
            Amarillo/KATP-FM
            Atlanta/WLDA-FM
            Augusta ME/WRKD-AM, WMCM-FM
            Colorado Springs/KMOM-FM
            Fargo/KULW-FM
            Lexington/WMKJ-FM
            Los Angeles/KVVS-FM
            Utica/WOWB-FM, WOWZ-FM, WLFH-AM
            Winchester/WAZR-FM

16.	In markets where Clear Channel currently subscribes to Tapscan, any Clear Channel Radio Station/Stations in that market which share a sales staff with a Tapscan subscribing station, but do not subscribe to Tapscan themselves, must become licensed to use the same Tapscan services as the co-owned station/stations, or station/stations required to be licensed under Section 11 of the Basic License Agreement, with which it shares a sales staff, effective January 1, 2002.

17.	In the event that Clear Channel enters into a Local Marketing Agreement or other joint operating agreement, management, control or business relationship with the owner of another radio station(s) and such agreement terminates prior to the end of Clear Channel Communications, Inc.’s Arbitron’s License Agreement, Arbitron agrees to terminate the Arbitron license for the aforementioned station(s), and Clear Channel Communications, Inc. agrees to:

a. Notify Arbitron in writing within ten (10) days of the termination of such business relationship agreement;

b. Complete payment of any survey already received by the aforementioned station under the Arbitron License Agreement as well as any other related charges for other services. Clear Channel Communications, Inc. shall remain fully obligated under its Arbitron License Agreement.

c. Should Clear Channel Communications, Inc. or a subsidiary purchase station, the station’s current gross/net rates for Arbitron services will become a fixed part of the Clear Channel Communications, Inc.’s Arbitron License Agreement.

18.	Section 15 of the “Station License Agreement to Receive and Use Arbitron Radio Listening Estimates” is hereby amended as follows:

Subsection (e): Delete in its entirety and replace with “In the event that Arbitron replaces the diary service in any individual market with electronic media measurement as the sole form of audience measurement, either party may terminate the Basic License Agreement for the market or markets so affected with sixty (60) days written notice prior to implementation of such new technology as the sole form of audience measurement in the affected market or markets.”

19.	Section 4 of “The Arbitron Company Supplementary Services (“Specials”) License Agreement” shall not apply to Maximiser and Arbitrends and the following shall apply to Maximiser and Arbitrends: “In the event that Arbitron replaces the diary service in any individual market with electronic media measurement as the sole form of audience measurement, either party may terminate the Basic License Agreement for the market or markets so affected with sixty (60) days written notice prior to implementation of such new technology as the sole form of audience measurement in the affected market or markets.”

     All other terms and conditions of the Basic License Agreement shall remain in full force and effect.

AGREED TO:	ACCEPTED BY:

Broadcaster:	By: /s/ Barry Barth Contract Manager

Station:

Address:	Date: 9/14/01

By: /s/ David Crowl (print or type above signature)	ARBITRON INC. 9705 Patuxent Woods Drive Columbia, Maryland 21046

Title: Senior Vice President

Date: 9/10/01